Exhibit 2.3

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Second Amendment”) is entered into as of July 1, 2020, by and among  Pure Acquisition Corp., a Delaware corporation (“Parent”),  HighPeak Energy, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Company”), Pure Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company,  HighPeak Energy, LP, a Delaware limited partnership,  HighPeak Energy II, LP, a Delaware limited partnership, HighPeak Energy III, LP, a Delaware limited partnership, HPK Energy, LLC, a Delaware limited liability company, and solely for the limited purposes specified in the Agreement, HighPeak Energy Management, LLC, a Delaware limited liability company. The parties hereto are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of May 4, 2020, as amended by that certain First Amendment to Business Combination Agreement, dated as of June 12, 2020 (collectively, and as may be further amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 11.12 thereof as more fully set forth herein and, as required pursuant to such Section 11.12, have previously obtained the written consent of the Special Committee with respect to such amendment;

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.     Amendments.

(a)     Paragraph 6 of the Recitals of the Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, pursuant to and in connection with the Business Combination, and as part of the same integrated transaction (such that neither the Business Combination nor the Merger shall occur without the other), Parent and Merger Sub shall consummate the Merger, pursuant to which, among other things, each outstanding share of Class A common stock of Parent, par value $0.0001 per share (the “Parent Class A Common Stock”), and each outstanding share of Class B common stock of Parent, par value $0.0001 per share (the “Parent Class B Common Stock,” and together with the Parent Class A Common Stock, the “Parent Common Stock”), shall each be converted into the right to receive (a) one share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), and (b) solely with respect to each outstanding share of Parent Class A Common Stock, (i) the Class A Cash Merger Consideration and (ii) one Contingent Value Right for each one whole share of Company Common Stock (excluding fractional shares) issued pursuant to clause (a) with respect to such share of Parent Class A Common Stock, in each case as more specifically set forth herein;

(b)     The following definitions are hereby added to Section 1.1 of the Agreement in the appropriate alphabetical locations:

“Contingent Value Right” or “CVR” means a CVR (as such term is defined in the applicable Contingent Value Rights Agreement), which is a contractual contingent value right (which shall not be evidenced by a certificate or other instrument) representing the right of qualifying holders of CVRs to receive, in certain circumstances, a contingent payment in the form of Company Common Stock (or such other form as is provided for therein) pursuant to the terms and conditions of the applicable Contingent Value Rights Agreement.

“Contingent Value Rights Agreement” means (a) with respect to holders of Parent Class A Common Stock that receive Merger Consideration, that certain Contingent Value Rights Agreement, to be entered into prior to or in connection with the Closing, by and among the Company, HighPeak I, HighPeak II, Sponsor and Continental Stock Transfer & Trust Company, in its capacity as the rights agent, in substantially the form attached hereto as Exhibit J and (b) with respect to Purchasers (as defined in the Forward Purchase Agreement) under the Forward Purchase Agreement and the qualified institutional buyers and accredited investors participating in the PIPE Investment, that certain Contingent Value Rights Agreement, to be entered into prior to or in connection with the Closing, by and among the Company, HighPeak I, HighPeak II, Sponsor and Continental Stock Transfer & Trust Company, in its capacity as the rights agent, in substantially the form attached hereto as Exhibit K.

(c)     The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

“Forward Purchases” means (a) prior to the execution of the Forward Purchase Agreement Amendment, the issuance and purchase of up to 15,000,000 shares of Parent Class A Common Stock and up to 7,500,000 Forward Purchase Warrants (as defined in the Forward Purchase Agreement) pursuant to the terms of the Forward Purchase Agreement and (b) as of and following the execution of the Forward Purchase Agreement Amendment, the issuance and purchase of up to 15,000,000 shares of Company Common Stock and a corresponding number of Contingent Value Rights on a one-for-one basis and up to 7,500,000 Forward Purchase Warrants (as defined in the Forward Purchase Agreement Amendment) pursuant to the terms of the Forward Purchase Agreement Amendment.

“PIPE Investment” means the issuance and sale of up to 10,000,000 shares of Company Common Stock and a corresponding number of Contingent Value Rights on a one-for-one basis in connection with the Closing, in a private placement to one or more qualified institutional buyers and accredited investors.

(d)     Section 2.6(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a)     Conversion of Parent Capital Stock. At the Merger Effective Time, subject to Section 2.6(e) and Section 2.6(f), (i) each share of Parent Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time and (ii) each share of Parent Class B Common Stock issued and outstanding immediately prior to the Merger Effective Time shall, in each case, be immediately and automatically converted into the right to receive from the Company (A) one fully paid and nonassessable share of Company Common Stock (such conversion ratio, the “Conversion Ratio”) and (B) solely with respect to each share of Parent Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time, (i) the Class A Cash Merger Consideration, without interest, and (ii) one Contingent Value Right for each one whole share of Company Common Stock (excluding fractional shares) issued pursuant to clause (A) with respect to such share of Parent Class A Common Stock (collectively, but subject to adjustment pursuant to Section 2.6(f), the “Merger Consideration”), subject to any withholding Taxes required by applicable Law; provided, however, that 5,350,000 shares of Parent Class B Common Stock shall be automatically deemed to be transferred to Parent, surrendered and forfeited for no consideration immediately prior to the Merger Effective Time in accordance with the terms of that certain Sponsor Support Agreement (the “Sponsor Support Agreement”) entered into as of the date hereof among Parent, HPEP II and HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“Sponsor”). At the Merger Effective Time, all issued and outstanding Parent Common Stock shall no longer be outstanding and shall cease to exist. Any and all holders of certificates previously evidencing shares of Parent Common Stock outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares of Parent Common Stock, except as provided herein or by Law.

(e)     Section 2.6(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c)     Parent Warrants. At the Merger Effective Time, each Parent Warrant (or portion thereof) issued and outstanding immediately prior to the Merger Effective Time will, pursuant to the terms of the Warrant Agreement, automatically represent the right to purchase shares of Company Common Stock on the same terms and conditions as are set forth in the Warrant Agreement (each a “Company Warrant”); provided, however, that all Parent Warrants held by Sponsor or HPEP II shall be automatically deemed to be transferred to Parent, surrendered and forfeited for no consideration immediately prior to the Merger Effective Time in accordance with the Sponsor Support Agreement. Effective as of immediately prior to the Merger Effective Time, (i) the Company and Parent shall enter into an assignment agreement in a form mutually agreed upon by such parties and with a condition subsequent that the Merger Effective Time occur (the “Warrant Agreement Assignment”), pursuant to which Parent assigns to the Company, and the Company assumes, the rights and obligations of Parent under the Warrant Agreement and Parent (including its successors) undertakes to cause the Company to perform its obligations thereunder and (ii) the Company shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Company Warrants remain outstanding, a sufficient number of shares of Company Common Stock for delivery upon the exercise of such Company Warrants from and after the Merger Effective Time.

(f)     Section 2.6(f) of the Agreement is hereby amended and restated in its entirety as follows:

(f)     Adjustments to Merger Consideration. Each of the Conversion Ratio, the Class A Cash Merger Consideration and the Contingent Value Rights shall be adjusted to reflect fully the effect of any share sub-division or combination, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock or Parent Common Stock occurring after the date hereof and prior to the Merger Effective Time, so as to provide holders of Parent Common Stock and Company Common Stock the same economic effect as contemplated by this Agreement prior to such share sub-division or combination, stock dividend, reorganization, recapitalization or like change.

(g)     Section 2.7(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

(ii)     Upon surrender to the Exchange Agent of a Certificate or Book-Entry Shares, delivery of a duly completed and validly executed Letter of Transmittal, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to promptly receive in exchange therefor (A) one or more shares of Company Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested by such holder) representing, in the aggregate, the whole number of shares of Company Common Stock, if any, that such holder has the right to receive pursuant to Section 2.6 (after taking into account all shares of Parent Common Stock held by such holder as of immediately prior to the Merger Effective Time) and a corresponding number of CVRs (which CVRs shall be in book-entry form only, as evidenced by the CVR Register (as defined in the Contingent Value Rights Agreement) maintained pursuant to the Contingent Value Rights Agreement) and (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article II, with respect to any applicable cash portion of the Merger Consideration, cash payable in lieu of any fractional shares of Company Common Stock pursuant to Section 2.6(g) and dividends and other distributions pursuant to Section 2.7(g). No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on any cash portion of the Merger Consideration, cash in lieu of fractional shares or unpaid dividends and other distributions payable in respect of the Certificates or Book-Entry Shares. Until surrendered as contemplated by this Section 2.7(b)(ii), each Certificate and each Book-Entry Share shall be deemed at any time after the Merger Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration payable in respect of the shares of Parent Common Stock, cash in lieu of any fractional shares of Company Common Stock to which such holder is entitled pursuant to Section 2.6(g) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(g).

(h)     Section 3.4(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

(iii)     to each of the Company and the Warrant Agent, a counterpart of the Warrant Agreement Assignment, duly executed by Parent, and which shall be delivered prior to the Closing;

(i)     Section 3.4(b) of the Agreement is hereby amended by inserting a new clause (vi) as follows (and thereby making the current clause (vi) clause (vii)):

(vi)     to the Company and the Rights Agent (as defined in the Contingent Value Rights Agreement), a counterpart to each of the Contingent Value Rights Agreements, duly executed by HighPeak I, HighPeak II and Sponsor;

(j)     Section 3.4(c)(vii) of the Agreement is hereby amended and restated in its entirety as follows:

(vii)     to each of Parent and the Warrant Agent, a counterpart of the Warrant Agreement Assignment, duly executed by the Company, and which shall be delivered prior to the Closing;

(k)     Section 3.4(c) of the Agreement is hereby amended by inserting a new clause (viii) as follows (and thereby making the current clause (viii) clause (ix)):

(viii)     to Contributor and the Rights Agent (as defined in the Contingent Value Rights Agreement), a counterpart to each of the Contingent Value Rights Agreements, duly executed by the Company;

(l)     Sections 6.4(a) and 6.4(b) of the Agreement are hereby amended and restated in their entirety as follows:

(a)     As of the date of this Agreement, the authorized capital stock of the Company consists of 10,000 shares of Company Common Stock and the authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.0001 per share. Prior to the Closing, all of the outstanding Interests in the Company are and will continue to be held by Parent and all of the outstanding Interests in Merger Sub are and will continue to be held by the Company. All such outstanding Interests are validly issued, fully paid and non-assessable and no such Interests are subject to preemptive rights. Other than this Agreement and, as of the Closing, the Forward Purchase Agreement Amendment, the Contingent Value Rights Agreement, any rights a Person may acquire with respect to the PIPE Investment, the LTIP, the Company Warrants and shares of Company Common Stock that will be reserved for issuance upon the exercise of Company Warrants, there are no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which a Parent Subsidiary is a party or by which it is bound in any case obligating a Parent Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Interests in a Parent Subsidiary, or obligating a Parent Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Stockholders’ Agreement to be entered into at the Closing, there are not any voting or other agreements to which a Parent Subsidiary is a party or by which it is bound relating to the voting of any Interests in a Parent Subsidiary.

(b)     At the Closing, (x) the shares of Company Common Stock representing the Stock Consideration, (y) the shares of Company Common Stock into which shares of Parent Common Stock will be converted pursuant to Section 2.6 and (z) the shares of Company Common Stock issuable in connection with the Forward Purchases (unless the Forward Purchase Agreement is canceled prior to or concurrently with Closing), the Contingent Value Rights and the shares of Company Common Stock issued pursuant to the PIPE Investment will (i) be duly authorized and validly issued, (ii) be fully paid and non-assessable, (iii) be issued in compliance with all applicable Laws, (iv) not be subject to preemptive rights or restrictions on transfer, other than applicable federal or state securities or “blue sky” laws and any restrictions on transfer set forth in the Stockholders’ Agreement. Assuming the accuracy of the representations of Contributor in this Agreement, the Stock Consideration and the shares of the Company Common Stock issued as Merger Consideration will be issued in compliance with all applicable federal or state securities or “blue sky” laws and (v) not issued in violation of any options, warrants, calls, rights (including preemptive rights), the Organizational Documents of the Company, commitments or agreements to which the Company is a party or by which it is bound.

(m)     The Agreement is hereby amended by attaching a new Exhibit J and a new Exhibit K thereto in the forms attached hereto as Annex I and Annex II, respectively.

(n)     All references in the Agreement and in each of Exhibit A and Exhibit B of the Agreement to “Nasdaq Capital Market” are hereby amended and restated to refer to “Nasdaq Global Market.”

(o)     The Recitals in each of Exhibit A, Exhibit B and Exhibit E of the Agreement are hereby amended to the extent necessary to reflect the addition of Contingent Value Rights as part of the Merger Consideration, which amendments to such Recitals shall be reflected in the finally executed documents that are to be entered into at or prior to Closing in substantially the forms of such Exhibits. Additionally, Exhibit E is hereby amended to the extent necessary to reflect that each Purchaser (as defined therein) shall also receive one Contingent Value Right for each one Forward Purchase Share (as defined therein) purchased by such Purchaser pursuant to the terms thereof.

(p)     Section 2(e) of Exhibit E to the Agreement is hereby amended and restated in its entirety as follows:

(e)     Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to HighPeak Energy, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Forward Purchase Units to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, such Purchaser further represents that such Purchaser has no current plan or intent to, and has not entered into any arrangement with any Person to, sell, constructively sell, exchange, hedge, distribute or otherwise dispose of any Forward Purchase Shares, Forward Purchase Warrants or CVRs purchased by the undersigned, directly or indirectly, pursuant to this Agreement. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof. Purchaser also understands that Hunton Andrews Kurth LLP and Vinson & Elkins L.L.P. will rely on the representations in this paragraph and assume such representations to be accurate as of the date hereof and as of the Forward Closing Date, without further inquiry on their part, in rendering any opinion with respect to the transactions contemplated by the HPK Business Combination Agreement, including in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented, including as amended to be a Form S-4/S-1, the “Registration Statement”) (Registration No. 333-235313) originally filed with the Securities and Exchange Commission on December 2, 2019, under the Securities Act of 1933, as such has been and may be amended from time to time, by HighPeak Energy, and that the inaccuracy of such representations may negatively affect any such opinion.

(q)     Section 5 of Exhibit E to the Agreement is hereby amended and restated in its entirety as follows:

Listing. HighPeak Energy will use commercially reasonable efforts to effect and maintain the listing of the HighPeak Common Stock on the Nasdaq Global Market (or another national securities exchange).

2.     Confirmation. Except as otherwise provided herein, the provisions of the Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Second Amendment.

3.     Governing Law; Venue; Waiver of Jury Trial. Section 11.7 of the Agreement is hereby incorporated by reference into this Second Amendment, mutatis mutandis.

4.     Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Second Amendment.

5.     Counterparts. This Second Amendment may be executed in any number of counterparts, including via facsimile transmission or email in “portable document format” (“.pdf”) form, all of which shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first written above.

HIGHPEAK ENERGY, LP

By:     HighPeak Energy GP, LLC

Its:     General Partner

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HIGHPEAK ENERGY II, LP

By:     HighPeak Energy GP II, LLC

Its:     General Partner

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HIGHPEAK ENERGY III, LP

By:     HighPeak Energy GP III, LLC

Its:     General Partner

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HPK ENERGY, LLC

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HIGHPEAK ENERGY MANAGEMENT, LLC

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

Signature Page to

Second Amendment to

Business combination Agreement

PURE ACQUISITION CORP.

By:       /s/ Steven W. Tholen

Name:  Steven W. Tholen

Title:    Chief Financial Officer

HIGHPEAK ENERGY, INC.

By:       /s/ Steven W. Tholen

Name:  Steven W. Tholen

Title:    Chief Financial Officer

PURE ACQUISITION MERGER SUB, INC.

By:       /s/ Steven W. Tholen

Name:  Steven W. Tholen

Title:    Chief Financial Officer

Signature Page to

Second Amendment to

Business combination Agreement

Annex I

EXHIBIT J

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

(PUBLIC STOCKHOLDERS)

(see attached)

Annex II

EXHIBIT K

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

(PRIVATE STOCKHOLDERS)

(see attached)